Exhibit 10.32

EXCLUSIVE BUSINESS COOPERATION

AGREEMENT

between

SHANGHAI RAMPAGE SHOPPING CO., LTD

and

RAMPAGE TRADING (SHANGHAI) CO., LTD.

Dated May 18, 2010

This EXCLUSIVE BUSINESS COOPERATION AGREEMENT (the “Agreement”) is executed on May 18, 2010 in             , the People’s Republic of China (“China”) by the following parties:

(A)	Shanghai Rampage Shopping Co., Ltd. (“Rampage Shopping”), a domestic limited liability company organized and existing under the laws of China, having its registered address at Room 2084, C, Building 7, No.2 Guanshan Road, Chenqiao Town, Chongming County, Shanghai, China; and

(B)	RAMPAGE TRADING(Shanghai) Co., Ltd. (“RAMPAGE TRADING”), a wholly foreign owned enterprise organized and existing under the laws of China having its registered address at Room 2098, C, Building 3, No.8 Xiushan Road, Chongming County, (Chongming Industrial Zone), Shanghai, China.

Rampage Shopping and RAMPAGE TRADING are each hereinafter referred to individually as a “Party” and collectively as “Parties.”

RECITALS

RAMPAGE TRADING is a technology company with a wide range of resources and the global expertise to provide unique technical and business consulting services to Rampage Shopping. Rampage Shopping is a company with a duly approved business scope of clothing, office supplies, computers, furniture, merchandise sales, delivery service (letter or items like letter excluded), design, production of various types of advertisements, advertising via its own media in China as approved by the appropriate Chinese government authorities (the “Business”). Rampage Shopping desires to enter into an exclusive agreement with RAMPAGE TRADING pursuant to which RAMPAGE TRADING will provide technical, consulting, and other services to Rampage Shopping related to the Business.

Therefore, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Unless otherwise provided, the expressions below shall have the following meanings throughout this Agreement:

“Business” shall have the meaning as set forth in Recital.

“CIETAC” shall mean the China International Economic and Trade Arbitration Commission.

“Fee(s)” shall have the meaning as set forth in Section 3.1.

“Government Licenses” shall mean all licenses, permits, approvals, permissions, consents, waivers or registrations required or issued by a government authority of China.

“Services” shall have the meaning as set forth in Section 2.1.

“Term” shall have the meaning as set forth in Section 4.1.

1.2 Headings. The headings in this Agreement are for convenience only and shall not affect the construction of the Agreement.

1.3 Interpretation. Unless otherwise provided, the words, expressions, and references below shall have the following meanings:

(a) References to the sections and schedules of this Agreement include any amendments to them that may occur from time to time.

(b) References to this Agreement or any other agreement or document include any amendments, notations, or supplements to the Agreements or documents that may occur from time to time.

(c) References to any statute or statutory provision include any amendments, extensions, consolidations, or replacements pertaining to the statute or provision and any statute or provision that amends, extends, consolidates, or replaces the statute or provision, and shall also include any orders, regulations, instruments, or other subordinate legislation made under the relevant statute or provision.

(d) Words denoting the singular include the plural and vice versa;

(e) References to a “Person” include individuals, firms, partnerships, joint ventures, companies, corporations, unincorporated bodies of persons, states, and any agencies of states and their assigns, transferees, or successors in title.

(f) The words “including” and “in particular” simply illustrate or emphasize certain terms within a provision and they shall not limit any provision in any way.

ARTICLE II.

SCOPE OF SERVICES

2.1 Description of Services. Rampage Shopping hereby engages RAMPAGE TRADING as Rampage Shopping’s exclusive service provider for Rampage Shopping’s Business in China and exclusive consultant for business and technical support during the Term of this Agreement. Such services include but are not limited to technical support, business consulting, intellectual property licensing, equipment or property leasing, marketing, system integration, product research and development, system maintenance, and such other services as necessary to the operation of Rampage Shopping as determined in RAMPAGE TRADING’s sole discretion (collectively, the “Services”). The Parties shall complete and execute specific statements of work substantially in the form of Schedule 1 attached hereto for performance of the Services.

2.2 Exclusivity. During the Term of this Agreement, without the prior written consent of RAMPAGE TRADING, Rampage Shopping shall not (i) solicit or accept any Services from any third party in connection with the Business without the prior written consent of RAMPAGE TRADING, or (ii) enter into any cooperation agreement with any third party regarding the matters contemplated by this Agreement.

ARTICLE III.

SERVICE FEES

3.1 Fees for the Services provided under this Agreement (the “Fees”) shall be determined and paid pursuant to Schedule 1 hereto, without any withholding or set-off for any reason.

ARTICLE IV.

TERM

4.1 This Agreement is effective as of the date hereof and shall remain effective for a period of ten (10) years (the “Term”), unless earlier terminated or renewed in accordance with the terms hereof. Notwithstanding the forgoing, following the execution of this Agreement, the Parties shall review its provisions with respect to Services and Fees from time to time to determine any need to amend or supplement the terms hereof in accordance with the circumstances existing at such time and may amend such schedule by preparing and executing a revised Schedule 1 with effect from the date thereof.

ARTICLE V.

TERMINATION

5.1 This Agreement is effective as of the date hereof and shall remain effective for a period of ten (10) years, unless earlier terminated or renewed by RAMPAGE TRADING at its sole discretion upon thirty (30) days’ prior written notice to Rampage Shopping prior to the expiration of the Term.

5.2 Rampage Shopping shall not terminate this Agreement prior to the expiration of the Term.

ARTICLE VI.

INTELLECTUAL PROPERTY RIGHTS

6.1 RAMPAGE TRADING shall have exclusive proprietary rights to and interests in all rights, ownership, and interests in any intellectual properties arising from the performance of this Agreement, including but not limited to copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets know-how, and any other intellectual property created by Rampage Shopping or RAMPAGE TRADING.

ARTICLE VII.

COVENANTS

7.1 Rampage Shopping covenants as follows:

(a) It will not, without the prior written consent of RAMPAGE TRADING, solicit or accept any Services from any third party in connection with the Business or enter into any cooperation agreement (whether in the form of service, lease, business cooperation or otherwise) with any third party regarding the matters contemplated by this Agreement;

(b) It will not recruit or hire any new employee without the prior written consent of RAMPAGE TRADING; and

(c) Rampage Shopping will consult with RAMPAGE TRADING before making any decision that may have a material effect on Rampage Shopping’s business or operations. Additionally, Rampage Shopping will faithfully execute any lawful business and technical instructions or directives issued by RAMPAGE TRADING at anytime, unless the instruction or directive manifests gross negligence.

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

8.1 Rampage Shopping represents and warrants to RAMPAGE TRADING as follows:

(a) Rampage Shopping is a trading company duly registered, validly existing and in good standing under the laws of China, with full power and authority to own, operate and lease its assets or properties and to conduct the Business as currently conducted. Rampage Shopping has obtained all necessary approvals from third parties and government agencies, and is authorized by all appropriate government authorities, to conduct the Business throughout China.

(b) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by Rampage Shopping of this Agreement have been duly and lawfully obtained, and Rampage Shopping has full right, power and capacity to execute, deliver and perform this Agreement. The execution and performance of this Agreement by Rampage Shopping is within the scope of its business operations.

(c) The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby will not (i) violate any laws or regulations of China, (ii) conflict with or result in a breach or violation of any contracts to which Rampage Shopping is a party; or (ii) violate any conditions of licenses or permits necessary to Rampage Shopping’s Business.

(d) This Agreement represents Rampage Shopping’s legal, valid and binding obligations enforceable according to its terms.

8.2 RAMPAGE TRADING represents and warrants to Rampage Shopping as follows:

(a) RAMPAGE TRADING is a company legally registered and validly existing under the laws of the People’s Republic of China;

(b) the execution and performance of this Agreement is within RAMPAGE TRADING’s corporate capacity and the scope of its business operations;

(c) RAMPAGE TRADING has taken all necessary corporate actions to obtain approval and authority to enter into this Agreement; and

(d) this Agreement represents RAMPAGE TRADING’s legal, valid and binding obligations enforceable according to its terms.

ARTICLE IX.

BREACH OF AGREEMENT AND INDEMNIFICATION

9.1 Each of the following circumstances shall constitute a breach of this Agreement:

(a) Non-payment: Rampage Shopping fails to pay any Fees due to RAMPAGE TRADING under the terms and conditions of this Agreement;

(b) Breach of Other Obligations: any Party fails to comply with its obligations under this Agreement; including a breach of any representation or warranty, or statement made any Party;

(c) Failure of Creditworthiness: any indebtedness of Rampage Shopping is declared or becomes due and payable prior to its maturity, is not paid when due, or any creditor of a borrower becomes entitled to declare any indebtedness due and payable prior to its maturity;

(d) Enforcement Proceedings: a creditor attaches or takes possession of the assets of Rampage Shopping or causes a distress, execution, sequestration, or other process to be levied or enforced against any of the assets of Rampage Shopping; or

(e) Material Adverse Event: any event occurs that might have a material adverse effect on RAMPAGE TRADING’s rights and interests under this Agreement.

9.2 Rampage Shopping shall indemnify and hold harmless RAMPAGE TRADING from any damages, losses, injuries, obligations or expenses of any lawsuit, claims or other demands against RAMPAGE TRADING and its directors, officers, employees, agents and affiliates arising from or in connection with any breach of this Agreement by Rampage Shopping.

ARTICLE X.

NO JOINT VENTURE.

10.1 The Parties, by this Agreement, do not intend to create a partnership, principal/agent, master/servant or joint venture relationship, and nothing in this Agreement shall be construed as creating such a relationship between the Parties. No Party nor its agents or employees are the representatives of the other Parties for any purpose except as expressly set forth in this Agreement, and no Party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other Parties for any purpose whatsoever.

ARTICLE XI.

NOTICES

11.1 Each notice under this Agreement shall be in writing in English and Chinese and delivered by telex, fax, or letter. Each notice, communication, or other document to be delivered to any Party to this Agreement shall be delivered to the Party’s address or fax number as set out below:

To RAMPAGE TRADING:

Address: Room 2098, C, Building 3, No.8 Xiushan Road,

Chongming County, (Chongming Industrial Zone) ,

Shanghai, China

Tel: (86 21) 64950555

Fax: (86 21) 64950508

Attention: Zhang Bang

To Rampage Shopping:

Address: Room 2084, C, Building 7, No. 2 Guanshan Road,

Chenqiao Town, Chongming County, Shanghai, China

Tel: (86 21) 64950555

Fax: (86 21) 64950508

Attention: Zhang Bang

ARTICLE XII.

ASSIGNMENTS AND TRANSFERS

12.1 Rampage Shopping shall not assign or delegate its rights and obligations under this Agreement without RAMPAGE TRADING’s prior written consent.

12.2 RAMPAGE TRADING may assign any or all of its rights and obligations under this Agreement. Any such assign shall have all of RAMPAGE TRADING’s rights and obligations under this Agreement as if it were the original party to this Agreement. If RAMPAGE TRADING assigns its rights and obligations under this Agreement, Rampage Shopping shall execute all agreements or other documents necessary to perfect such assignment upon RAMPAGE TRADING’s request.

12.3 This Agreement shall be binding upon Rampage Shopping and their successors and any assigns permitted by RAMPAGE TRADING, and it shall be enforceable by RAMPAGE TRADING and each of its successors and assigns.

12.4 In the event that RAMPAGE TRADING is restructured for any reason, Rampage Shopping shall execute a new agreement with the newly restructured RAMPAGE TRADING on the same terms and conditions as this Agreement at the request of RAMPAGE TRADING.

ARTICLE XIII.

CONFIDENTIALITY

13.1 Each Party hereto agrees to treat information relating to the existence and all material aspects of the transactions contemplated hereby and/or contained herein that is provided to such party by another party or its representatives, as confidential information and agrees not to disclose such information to any Person without the prior written consent of the disclosing Party, except that each Party may disclose such confidential information (i) to its attorneys, accountants, advisors and consultants, provided such persons are subject to confidentiality obligations, (ii) on a need-to-know basis, to its affiliates, and their employees, officers and directors provided such persons are subject to confidentiality obligations, (iii) any applicable government authority as required by applicable laws or as appropriate to ensure that all Government Licenses continue in effect and are not in danger of being suspended, terminated or not renewed, and (iv) as otherwise required by applicable laws. Prior to any disclosure under (iii) or (iv) above, the disclosing Party shall have notified the other Parties of the disclosing Party’s intention to make such disclosure and the contents thereof.

13.2 This Section 13 shall survive for a period of two years following the termination of this Agreement.

ARTICLE XIV.

GOVERNING LAW AND SETTLEMENT OF DISPUTES

14.1 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the laws of China.

14.2 Settlement of Disputes. In the event that a dispute arises in connection with this Agreement, and the Parties cannot resolve the dispute through good faith discussions, either Party shall submit the dispute to arbitration before the Shanghai branch of China International Economic and Trade Arbitration Commission (“CIETAC”) according to the rules of arbitration as administered by the CIETAC at the time. There shall be a single arbitrator. If the Parties do not agree to appoint an arbitrator who has consented to participate within twenty (20) days after the issuance of a notice of arbitration by any Party hereto, CIETAC shall appoint an arbitrator. Arbitration proceedings shall be in English and shall take place in Shanghai, China. The arbitration decision shall be final and binding upon the Parties.

ARTICLE XV.

AMENDMENTS AND WAIVER

15.1 Amendments. This Agreement may not be amended or modified except in writing by RAMPAGE TRADING.

15.2 No Implied Waivers. RAMPAGE TRADING may exercise its rights under this Agreement as often as necessary to protect its interests, and such rights are in addition to any rights applicable to RAMPAGE TRADING under law. RAMPAGE TRADING shall not waive any of its rights, except specifically in writing. RAMPAGE TRADING’s delay in exercising any right is not a waiver of the right.

ARTICLE XVI.

MISCELLANEOUS

16.1 Further Assurance. Rampage Shopping agrees to execute and deliver such further documents and do such other acts and things as RAMPAGE TRADING may reasonably request in order to fulfill the obligations of Rampage Shopping under this Agreement and protect RAMPAGE TRADING’s interests.

16.2 Entire Agreement. This Agreement constitutes the entire Agreement between the Parties hereto in relation to the Services and supersede all previous proposals, agreements, or other written or oral communications. All Schedules referred to herein are incorporated in this Agreement by reference and constitute an integral part of this Agreement.

16.3 Termination. This Agreement shall become effective on the date it is executed. This Agreement may be terminated by RAMPAGE TRADING at its sole discretion pursuant to the terms and condition hereunder.

16.4 Severability and Replacement. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.5 Languages. This Agreement shall be written in English and Chinese. Each Party shall have one equally valid copy of the Agreement in each language. Both languages shall be equally effective. In case of any discrepancies between the two languages, the English version shall prevail.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed by their authorized representatives on the date first above written.

Shanghai Rampage Shopping Co., Ltd.

[seal: Shanghai Rampage Shopping Co., Ltd.]

RAMPAGE TRADING (Shanghai) Co., Ltd.

[seal: RAMPAGE TRADING (Shanghai) Co., Ltd.]

Schedule 1

Statement of Work

This Statement of Work is made as of May 18, 2010 by and between Shanghai Rampage Shopping Co., Ltd. (“Rampage Shopping”) and RAMPAGE TRADING(Shanghai) Co., Ltd. (“RAMPAGE TRADING”) in accordance with the Exclusive Business Cooperation Agreement entered into on May 18, 2010 by the same parties.

1.	Description of Services/Deliverables:

2.	Start Date:

3.	End Date:

4.	Payments:

The aforementioned work may be provided by RAMPAGE TRADING, its affiliates or its subcontractors.

RAMPAGE TRADING (Shanghai) Co., Ltd.

[seal: RAMPAGE TRADING (Shanghai) Co., Ltd.]

Shanghai Rampage Shopping Co., Ltd.

[seal: Shanghai Rampage Shopping Co., Ltd.]